                                                                    EXHIBIT 99.1



SHERPA SYSTEMS CORPORATION
CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1996 AND 1997

                           SHERPA SYSTEMS CORPORATION
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                                                               PAGE

Report of Independent Accountants...........................................................................    F-2

Consolidated Balance Sheet..................................................................................    F-3

Consolidated Statement of Operations........................................................................    F-4

Consolidated Statement of Shareholders' Equity..............................................................    F-5

Consolidated Statement of Cash Flows........................................................................    F-6

Notes to Consolidated Financial Statements..................................................................    F-7


                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Sherpa Systems Corporation


     In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Sherpa Systems Corporation and its subsidiaries at December 31, 1996 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



/s/ PricewaterhouseCoopers LLP
---------------------------------
PricewaterhouseCoopers LLP


San Jose, California
March 27, 1998, except for paragraph 1 of Note 12
 which is as of August 28, 1998

                           SHERPA SYSTEMS CORPORATION
                           CONSOLIDATED BALANCE SHEET
                       (IN THOUSANDS, EXCEPT PAR VALUES)



                                                                         DECEMBER 31,       SEPTEMBER 30,
                                                                   ---------------------    -------------
                                                                     1996         1997          1998
                                                                   -------       -------    -------------
                                                                                              (UNAUDITED)
ASSETS
 Current assets:
   Cash and cash equivalents                                       $ 5,205       $ 4,124       $   772
   Accounts receivable, net                                         13,439        13,022        14,105
   Other current assets                                              1,025         1,275         1,811
                                                                   -------       -------       -------
      Total current assets                                          19,669        18,421        16,688

 Accounts receivable, noncurrent                                     1,178         1,520           330
 Property and equipment, net                                         3,373         2,969         2,310
 Other assets                                                        1,414         1,279         1,119
                                                                   -------       -------       -------

                                                                   $25,634       $24,189       $20,447
                                                                   =======       =======       =======
LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities:
   Bank loan                                                       $ 1,129       $ 2,500       $ 3,500
   Capital leases                                                      806         1,235         1,014
   Accounts payable                                                  5,288         2,824         2,553
   Accrued expenses                                                  3,395         4,086         4,097
   Deferred revenue                                                  4,209         6,748         7,736
                                                                   -------       -------       -------
       Total current liabilities                                    14,827        17,393        18,900

Capital leases, noncurrent                                           1,211         1,435           694
                                                                   -------       -------       -------
                                                                    16,038        18,828        19,594
                                                                   -------       -------       -------
Commitments and contingencies (Notes 3 and 5)
Shareholders' equity:
 Preferred stock, Series A, $0.01 par value;
   6,000 shares authorized; 5,454 shares issued and
   outstanding (liquidation value $8,181)                               54            54            54
 Common stock, $0.01 par value; 15,000 shares
   authorized; 3,960, 4,423 and 4,665 (unaudited)
   shares issued and outstanding                                        39            44            47
 Additional paid-in capital                                         22,288        22,474        22,712
 Notes receivable for purchase of common stock                        (106)         (113)         (286)
 Cumulative comprehensive losses                                      (425)         (189)         (103)
 Accumulated deficit                                               (12,254)      (16,909)      (21,571)
                                                                   -------       -------       -------
       Total shareholders' equity                                    9,596         5,361           853
                                                                   -------       -------       -------
                                                                   $25,634       $24,189       $20,447
                                                                   =======       =======       =======


     The accompanying notes are an integral part of these consolidated financial statements.

                           SHERPA SYSTEMS CORPORATION
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)


                                                                                                   NINE MONTHS ENDED
                                                              YEAR ENDED DECEMBER 31,                SEPTEMBER 30,
                                                       -----------------------------------      ----------------------
                                                         1995         1996           1997          1997          1998
                                                       -------      --------      --------      --------       -------
                                                                                                     (UNAUDITED)
Revenue:
 Software licenses                                     $14,880       $18,824       $19,333       $13,874       $10,684
 Service and maintenance                                11,913        13,997        16,090        11,477        13,849
                                                       -------       -------       -------       -------       -------
   Total revenue                                        26,793        32,821        35,423        25,351        24,533
                                                       -------       -------       -------       -------       -------

Operating costs and expenses:
 Cost of software licenses                               1,438         1,935         2,784         1,952         1,696
 Cost of service and maintenance                         7,025         8,995        10,042         7,506         7,375
 Selling and marketing                                   9,344        11,201        12,888         9,483         9,207
 Research and development                                5,147         6,561         7,510         5,383         5,736
 General and administrative                              4,130         3,994         6,141         4,102         4,280
                                                       -------       -------       -------       -------       -------
   Total operating costs and expenses                   27,084        32,686        39,365        28,426        28,294
                                                       -------       -------       -------       -------       -------
 Income (loss) from operations                            (291)          135        (3,942)       (3,075)       (3,761)
 Interest expense                                         (229)         (206)         (397)         (276)         (336)
 Interest and other income (expense), net                  240           381          (113)           25          (224)
                                                       -------       -------       -------       -------       -------
 Income (loss) before income taxes                        (280)          310        (4,452)       (3,326)       (4,321)
 Provision for income taxes                               (165)         (229)         (203)         (152)         (341)
                                                       -------       -------       -------       -------       -------

 Net income (loss)                                        (445)           81        (4,655)       (3,478)       (4,662)

 Foreign currency translation adjustments                 (118)         (107)           33            (8)           86

 Unrealized investment losses                               --          (203)           --            --            --
                                                       -------       -------       -------       -------       -------
 Comprehensive loss                                    $  (563)      $  (229)      $(4,622)      $(3,486)      $(4,576)
                                                       =======       ========      =======       =======       =======



     The accompanying notes are an integral part of these consolidated financial statements.

                           SHERPA SYSTEMS CORPORATION
                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)




                                                                       CONVERTIBLE
                                                                 PREFERRED STOCK SERIES A          COMMON STOCK         ADDITIONAL
                                                                 ------------------------      --------------------      PAID-IN
                                                                 SHARES           AMOUNT       SHARES        AMOUNT      CAPITAL
                                                                 ------           ------       ------        ------      --------
Balance at December 31, 1995                                     5,454            $54          3,853         $38         $22,172
Issuance of common stock
 upon option exercises                                              --             --            107           1             116
Accrued interest on shareholder
 notes receivable                                                   --             --             --          --              --
Unrealized loss securities                                          --             --             --          --              --
Foreign currency translation adjustment                             --             --             --          --              --
Net income                                                          --             --             --          --              --
                                                                 -----            ---          -----         ---         -------
Balance at December 31, 1996                                     5,454             54          3,960          39          22,288

Issuance of common stock
 upon option exercises                                              --             --            463           5             186
Write-off of marketable securities                                  --             --             --          --              --
Accrued interest on shareholder
 notes receivable                                                   --             --             --          --              --
Foreign currency translation adjustment                             --             --             --          --              --
Net loss                                                            --             --             --          --              --
                                                                 -----            ---          -----         ---         -------
Balance at December 31, 1997                                     5,454             54          4,423          44          22,474

Issuance of common stock
 upon option exercises                                              --             --            242           3             238
 (unaudited)
Interest on shareholder notes
 (unaudited)                                                        --             --             --          --              --
Foreign currency translation adjustment
 (unaudited)                                                        --             --             --          --              --
Net loss (unaudited)                                                --             --             --          --              --
                                                                 -----            ---          -----         ---         -------
Balance at September 30, 1998
 (unaudited)                                                     5,454            $54          4,665         $47         $22,712
                                                                 =====            ===          =====         ===         =======



                                                                                     NOTES
                                                                    CUMULATIVE     RECEIVABLE
                                                                  COMPREHENSIVE   FOR PURCHASE
                                                                     INCOME        OF COMMON       ACCUMULATED
                                                                     (LOSS)          STOCK           DEFICIT          TOTAL
                                                                  -------------   ------------     -----------        ------
Balance at December 31, 1995                                         $(115)          $(100)          $(12,335)        $9,714
Issuance of common stock
 upon option exercises                                                  --              --                --             117
Accrued interest on shareholder
 notes receivable                                                       --              (6)               --              (6)
Unrealized loss securities                                            (203)             --                --            (203)
Foreign currency translation adjustment                               (107)             --                --            (107)
Net income                                                              --              --                 81             81
                                                                     -----           -----           --------         ------
Balance at December 31, 1996                                          (425)           (106)           (12,254)         9,596

Issuance of common stock
 upon option exercises                                                  --              --                --             191
Write-off of marketable securities                                     203              --                --             203
Accrued interest on shareholder
 notes receivable                                                       --              (7)               --              (7)
Foreign currency translation adjustment                                 33              --                --              33
Net loss                                                                --              --             (4,655)        (4,655)
                                                                     -----           -----           --------         ------

Balance at December 31, 1997                                          (189)           (113)           (16,909)         5,361

Issuance of common stock
 upon option exercises                                                  --            (168)               --              73
 (unaudited)
Interest on shareholder notes
 (unaudited)                                                            --              (5)               --              (5)
Foreign currency translation adjustment
 (unaudited)                                                            86              --                --              86
Net loss (unaudited)                                                    --              --             (4,662)        (4,662)
                                                                     -----           -----           --------         ------

Balance at September 30, 1998
 (unaudited)                                                        $ (103)          $(286)          $(21,571)        $  853
                                                                    ======           =====           ========         ======



   The accompanying notes are an integral part of these consolidated financial statements.

                           SHERPA SYSTEMS CORPORATION
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                                          NINE MONTHS ENDED
                                                                        YEAR ENDED DECEMBER 31,              SEPTEMBER 30,
                                                                  ---------------------------------      --------------------
                                                                    1995         1996         1997         1997         1998
                                                                  -------      -------      -------      -------      -------
                                                                                                             (Unaudited)
Cash flows from operating activities:
  Net income (loss)                                               $  (445)     $    81      $(4,655)     $ 3,478      $(4,662)
  Adjustments to reconcile net income
   (loss) to net cash provided by
   (used in) operating activities:
     Unrealized foreign currency (gains)/losses                        96          (93)          72         (182)          39
     Depreciation and amortization                                  1,912        2,020        1,935        1,445        1,329
     Provision for doubtful accounts                                  278          292          375          275         (150)
     Forgiveness of stockholder notes receivable                       14           --           --           --           --
     Changes in assets and liabilities:
       Accounts receivable                                         (1,978)      (3,754)        (483)      (6,526)       3,240
       Other assets                                                   141         (771)        (170)       3,118          103
       Accounts payable and accrued expenses                          228        3,970       (1,515)         430         (631)
       Deferred revenue                                               937          948        2,719        1,666       (2,390)
                                                                  -------      -------      -------      -------      -------
         Net cash provided by (used in)
           operating activities                                     1,183        2,693       (1,722)       3,704       (3,122)
                                                                  -------      -------      -------      -------      -------
Cash flows from investing activities:
  Purchase of property and equipment                                 (761)      (1,721)      (1,465)      (1,017)        (526)
  Proceeds from sale of fixed assets                                   18           --           --           --           --
  Capitalization of software development costs, net                  (127)        (240)          20            3          (17)
  Purchase of software licenses, net                                   --         (633)         (79)         (77)          --
                                                                  -------      -------      -------      -------      -------
         Net cash used in investing activities                       (870)      (2,594)      (1,524)      (1,091)        (543)
                                                                  -------      -------      -------      -------      -------
Cash flows from financing activities:
  Proceeds from bank loans                                             --        1,129        1,371         (129)       1,000
  Proceeds from issuance of common stock                              103          117          191          141          239
  Payments on capital lease obligations                              (418)        (636)         546          684         (961)
                                                                  -------      -------      -------      -------      -------
         Net cash provided by (used in)
           financing activities                                      (315)         610        2,108          696          278
                                                                  -------      -------      -------      -------      -------
Effect of exchange rate changes on cash                                27          (16)          57           27           35
                                                                  -------      -------      -------      -------      -------
Increase (decrease) in cash and cash equivalents                       25          693       (1,081)       3,336       (3,352)
Cash and cash equivalents at beginning of period                    4,487        4,512        5,205        5,205        4,124
                                                                  -------      -------      -------      -------      -------
Cash and cash equivalents at end of period                        $ 4,512      $ 5,205      $ 4,124      $ 8,541       $  772
                                                                  =======      =======      =======      =======      =======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for:
   Income taxes                                                   $   180      $    --      $   208      $    30       $   87
                                                                  =======      =======      =======      =======      =======
   Interest                                                       $   229      $   206      $    37      $   280       $  342
                                                                  =======      =======      =======      =======      =======
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING
  AND FINANCING ACTIVITIES:
  Equipment acquired under capital lease obligations              $ 1,698      $ 1,031      $ 1,617      $ 1,364       $   --
                                                                  =======      =======      =======      =======      =======
  Securities received as consideration for
   accounts receivable                                            $    --      $   331      $    --      $    --       $   --
                                                                  =======      =======      =======      =======      =======



The accompanying notes are an integral part of these consolidated financial statements.

                           SHERPA SYSTEMS CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



NOTE 1 - THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

THE COMPANY

     Sherpa Corporation, (the "Company" or "Sherpa") provides software applications and services that facilitate the communication and management of product-related information and processes for the extended manufacturing enterprise throughout the product lifecycle. The markets primarily serviced by the Company are within North America and Europe, where the Company operates several sales offices. The Company was incorporated in California in 1980.

PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated accounts include the accounts of Sherpa and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

USE OF ESTIMATES

     The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents are comprised of cash, time deposit accounts and government treasury bills.

MARKETABLE SECURITIES

     Marketable securities are composed of 268 shares of Radius Inc. common stock the Company received in 1996 in full satisfaction of a delinquent account receivable. The Company classifies marketable securities as "available-for-sale" in which net unrealized gains and losses are reported as a separate component of shareholder's equity. At December 31, 1996, the fair value of the marketable securities, based on the quoted trading price of the stock, was $128 and the unrealized loss totaled $203.

     At December 31, 1997, the Company determined that the value of these marketable securities had been permanently impaired, and wrote down the value of the securities to the market valuation of $83.

CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially subject the Company to a concentration of credit risk consist primarily of cash equivalents and trade receivables. The Company invests any excess cash in highly liquid time deposit accounts and government treasury bills. Temporary cash is held by financial institutions that the Company believes are of high credit quality. The Company's accounts receivable are derived from revenue earned from customers located in North America, Europe, Australia and Japan. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. One customer account represented 25% and 27% of the net trade accounts receivable balance at December 31, 1996 and 1997, respectively. One customer account represented 26% (unaudited) of net the trade accounts receivable balance as at September 30, 1998. No other customer account represented greater than 10% of the net trade accounts receivable balance at December 31, 1996 or 1997 or at September 30, 1998 (unaudited). Revenues from one customer represented 10% and 14% of net revenue during 1996 and 1997, respectively. One customer account represented 17% and 12% of revenues for the nine month periods ending September 30, 1997 and 1998 (unaudited), respectively.

                           SHERPA SYSTEMS CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (CONTINUED)


FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and capital lease obligations are carried at cost, which approximates their fair value because of the short-term maturity of these instruments.

PROPERTY AND EQUIPMENT

     Property and equipment is stated at historical cost and is depreciated using the straight-line method over the estimated useful lives of the assets, generally three to five years. Leasehold improvements are amortized over five years or the term of the related lease, whichever is shorter. When assets are sold or retired, their cost and related accumulated depreciation or amortization are removed from the accounts and any gain or loss is charged to operations.

RESEARCH AND DEVELOPMENT AND CAPITALIZED SOFTWARE DEVELOPMENT COSTS

     Costs of internally-developed software incurred prior to the establishment of technological feasibility are charged to research and development expense as incurred. Costs of internally-developed software incurred between the time a product's technological feasibility has been established and the time the product is available for general release to customers are capitalized. Amortization of capitalized costs is computed using the straight-line method over the estimated economic life of the product, generally two years, or the ratio of current revenues to total projected product revenues, whichever is greater. The cost of developing routine enhancements are expensed as research and development.

SOFTWARE LICENSES

     Costs of purchased software licenses are amortized using the greater of straight-line method over their estimated economic lives, generally three years, or the ratio of licenses sold to total licenses available for sale.

IMPAIRMENT OF LONG-LIVED ASSETS

     The Company evaluates the recoverability of long-lived assets in accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". SFAS No. 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets.

REVENUE RECOGNITION

     The Company derives revenue from the license of software products under non-cancelable license agreements and from the delivery of professional services and maintenance services. Effective for all periods ending prior to January 1, 1998, the Company recognized revenue in accordance with Statement of Position ("SOP") 91-1, "Software Revenue Recognition." In accordance with the provisions of this SOP, revenue from the sale of software products was recognized upon shipment when no significant vendor obligations remained and collection of the license fees was probable. Revenue on software license transactions in which there were significant outstanding obligations was deferred and recognized upon fulfillment of such obligations. The Company's software licenses typically did not include significant post delivery obligations to be fulfilled by the Company and the related software license fees were generally due within a twelve-month period from the date of delivery. Accordingly, license revenue was generally recognized upon shipment. Services revenue from customer maintenance fees for ongoing customer support, including maintenance bundled with software license was initially deferred and recognized over the support service periods. Revenue for professional services was recognized as services were performed.

                           SHERPA SYSTEMS CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (CONTINUED)


     Effective January 1, 1998, the Company adopted SOP 97-2, "Software Revenue Recognition" with the exception of the provision deferred by SOP 98-4, "Deferral of the Effective Date of a Provision of SOP 97-2," In accordance with the adopted provisions of SOP 97-2, the Company records revenue from software license when a license agreement is signed by both parties, the fee is fixed or determinable, collection of the fee is probable and delivery of the product has occurred. If an element of the license agreement has not been delivered, revenue for the element is deferred based on vendor-specific objective evidence of fair value. If vendor-specific objective evidence of fair value does not exist, all revenue is deferred until sufficient objective evidence exists or all elements have been delivered. Payments received in advance of revenue recognition are recorded as deferred revenue. Revenue for maintenance are deferred and recognized over the term of the contract. Revenue for professional services are recognized when the services are performed and collectibility is deemed probable. The Company believes that the adoption of SOP 97-2 and SOP 98-4 has not had a significant impact on its current licensing or revenue recognition practices. Should the Company modify its licensing practices, the application of the requirements under SOP 97-2 and SOP 98-4 may impact the timing of revenue recognition.

FOREIGN CURRENCY TRANSLATION AND HEDGING

     The functional currency of each foreign operation is its local currency. Assets and liabilities are translated from the local currency to United States dollars using the current exchange rate at the end of the period. Revenue and expenses are translated using average exchange rates in effect during the period. Net gains and losses resulting from foreign currency translation are accumulated in a separate component of shareholders' equity. Intercompany balances denominated in foreign currencies are remeasured into the functional currency at each balance sheet date. Transaction gains and losses resulting from remeasurement are included in the determination of net income (loss). Gains or losses from remeasuring transactions denominated in currencies other than the functional currency are also reported as foreign currency gains or losses. Foreign currency cash flows are calculated in the local currency and then translated into United States dollars using average exchange rates in effect during the period.

     The Company purchased foreign currency forward exchange contracts in 1997 and 1996 to hedge the economic exposure against currency fluctuations affecting certain foreign assets and liabilities. These forward exchange contracts are marked to market at each reporting date. Any resulting foreign exchange transaction gains or losses are recorded in "interest and other income (expense) net" in the statement of operations. For contracts fulfilled in the years ended December 31, 1996 and 1997, the Company recognized foreign currency losses of $22 and $168, respectively, which were offset by foreign currency transaction gains of $5 and $624, respectively. At December 31, 1997, the Company had certain forward exchange contracts maturing at various times through January 1998, to purchase a net equivalent of approximately $2,100 (primarily British Pounds Sterling, German Marks, Italian Lira and French Francs) for which the estimated unrealized gains and losses were not significant.

STOCK-BASED COMPENSATION

     The Company accounts for stock-based compensation arrangements in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of Statement of Financial Standards ("SFAS") No. 123, "Accounting for Stock Based Compensation." Under APB 25, compensation expense is based on the difference, if any, on the date of grant, between the fair value of the Company's stock and the exercise price. The Company accounts for stock issued to non-employees in accordance with the provisions of SFAS No. 123 and the Emerging Issues Task Force Consensus in Issue No. 96-18.

                           SHERPA SYSTEMS CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (CONTINUED)


INCOME TAXES

     Income taxes are accounted for using an asset and liability approach, which requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets are based on the provisions of enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

UNAUDITED INTERIM FINANCIAL INFORMATION

     The accompanying interim consolidated financial information as of September 30, 1998, and for the nine months ended September 30, 1997 and 1998, are unaudited. The unaudited interim consolidated financial statements have been prepared on the same basis as the annual consolidated financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company's financial position, results of operations and cash flows as of September 30, 1998 and for the nine months ended September 30, 1997 and 1998. The financial data and other information disclosed in these notes to consolidated financial statements related to these periods are unaudited. The results of the nine months ended September 30, 1998 are not necessarily indicative of the results to be expected for the year ending December 31, 1998.

COMPREHENSIVE INCOME

     Effective January 1, 1998, the Company adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income, as defined, includes all changes in equity (net assets) during a period from non-owner sources.

RECLASSIFICATIONS

     Certain reclassifications have been made to the prior year financial statements to conform to the current year presentation.

RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1997, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosures about Segments of an Enterprise and Related Information." This statement establishes standards for the way companies report information about operating segments in annual financial statements. It also establishes standards for related disclosures about products and services, geographic areas and major customers. The disclosures prescribed by FAS No. 131 will be effective for the Company's consolidated financial statements for the year ending December 31, 1998. The Company does not expect that the adoption of SFAS No. 131 will have a material impact on its consolidated financial statements.

     In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1"). SOP 98-1 provides guidance for determining whether computer software is internal-use software and on accounting for the proceeds of computer software originally developed or obtained for internal use and then subsequently sold to the public. It also provides guidance on capitalization of the costs incurred for computer software developed or obtained for internal use. The Company has not yet determined the impact, if any, of adopting this statement. The disclosures prescribed by SOP 98-1 will be effective for the year ending December 31, 1999.

                           SHERPA SYSTEMS CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (CONTINUED)



     In June 1998 and 1999, the FASB issued SFAS No. 133, "Accounting for Derivatives and Hedging Activities" and SFAS No. 137, "Accounting for Derivatives and Hedging Activities - Deferral of the Effective Date of SFAS No. 133" ("SFAS 133"), respectively. SFAS 133 is effective for all fiscal quarters beginning with the quarter ending June 30, 2000. SFAS 133 establishes accounting and reporting standards of derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. The Company will adopt SFAS 133 in its quarter ending June 30, 2000 and does not expect such adoption to have an impact on the Company's results of operations, financial position or cash flows.


NOTE 2 - BALANCE SHEET COMPONENTS:

                                                                                 DECEMBER 31,
                                                                           ----------------------       SEPTEMBER 30,
                                                                             1996           1997            1998
                                                                           ----------------------        ----------
                                                                                                         (UNAUDITED)
ACCOUNTS RECEIVABLE, NET:
  Accounts receivable                                                      $13,603        $13,428          $14,691
  Less: allowance for doubtful accounts                                       (164)          (406)            (256)
                                                                           -------        -------          -------
                                                                            13,439        $13,022          $14,435
                                                                           =======        =======          =======

     Noncurrent accounts receivable generally represents amounts receivable for future maintenance and amounts due under software license agreements.

     Write-offs against the allowance for doubtful accounts were $0, $25 and $48 (unaudited) for the years ended December 31, 1996 and 1997 and for the nine months ended September 31, 1998, respectively.

                                                                                DECEMBER 31,
                                                                             -------------------        SEPTEMBER 30,
                                                                             1996           1997            1998
                                                                             -------------------        -------------
                                                                                                          (UNAUDITED)
PROPERTY AND EQUIPMENT, NET:
  Equipment                                                                $ 6,828        $ 7,584          $ 7,728
  Furniture and fixtures                                                     1,516          1,611            1,714
  Leasehold improvements                                                     1,022          1,032            1,028
                                                                           -------        -------          -------
                                                                             9,366         10,227           10,470
  Less: accumulated depreciation and amortization                           (5,993)        (7,258)          (8,160)
                                                                           -------        -------          -------
                                                                           $ 3,373        $ 2,969          $ 2,310
                                                                           =======        =======          =======

     Property and equipment includes $3,101, $4,288 and $4,944 (unaudited) of fixed assets under capital leases at December 31, 1996 and 1997 and September 30, 1998, respectively. Accumulated depreciation of such assets was $2,080, $3,022 and $3,614 (unaudited) at December 31, 1996 and 1997 and September 30, 1998, respectively.

     Accrued expenses and other current liabilities include commissions and payroll-related costs of $2,385, $953, and $434 (unaudited) at December 31, 1996 and 1997 and September 30, 1998, respectively.

                           SHERPA SYSTEMS CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (CONTINUED)

NOTE 3 - BORROWING ARRANGEMENTS:

LINE OF CREDIT AND FACTORING AGREEMENT

     At December 31, 1997, the Company had a line of credit with a bank, which provides for borrowings based on eligible accounts receivable, up to a maximum of $5,000 with interest thereon at the bank's prime rate of 8.5 percent. This line of credit facility had a termination date of July 23, 1998. In addition, the Company entered into an equipment term loan with the bank for borrowings up to $1,000 and bears interest at the bank's prime rate plus 0.5%. Draws were available on this equipment loan until September 16, 1998.

     The line of credit agreement is secured by substantially all of the Company's assets, and the terms of the related agreement include certain covenants, including annual profitability, liquidity and minimum quick ratio and tangible net worth amounts. In addition, the agreement prohibits the Company from taking certain actions, such as the payment of dividends or sale of intellectual property, without the prior written approval of the bank.

     At December 31, 1997, the Company was not in compliance with certain covenants. In March 1998, the bank agreed to waive such covenant violations and extend the line of credit maturity until August 31, 1998. The equipment term loan availability was suspended until September 1, 1998.

CAPITALIZED LEASE OBLIGATIONS

     In 1997, the Company entered into several new lease agreements to finance the acquisition of $1,616 of equipment. These lease agreements have been classified as capital leases and are secured by all of the equipment acquired. In addition, the Company also has several other capital lease agreements for other assets currently in use. Individual leases under these lease agreements have interest rates ranging from 8.86% to 10.28% per annum and expire at various dates through 2000. Scheduled future minimum payments are as follows:

YEAR ENDING
DECEMBER 31,                                                          AMOUNT
------------                                                         --------


1998                                                                $ 1,453
1999                                                                  1,090
2000                                                                    331
2001                                                                     --
                                                                      -----
                                                                      2,874
Less: amount representing interest                                     (205)
                                                                      -----
                                                                      2,669
Less: current portion                                                (1,235)
                                                                     ------
                                                                    $ 1,434
                                                                    =======

                           SHERPA SYSTEMS CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (CONTINUED)


NOTE 4 - INCOME TAXES:

       Domestic and foreign income (loss) before income taxes and the significant components of the provision for income taxes are as follows:

                                                 YEAR ENDED DECEMBER 31,
                                               ---------------------------
                                                1995     1996       1997
                                               ------    ----     --------
INCOME (LOSS) BEFORE INCOME TAXES:
 Domestic                                      $(559)    $124     $(4,637)
 Foreign                                         279      186         185
                                               -----     ----     -------
                                               $(280)    $310     $(4,452)
                                               =====     ====     =======
Provision for income taxes:
 Current:
   Federal                                        25     $ 14     $    --
   State                                          45       36          15
   Foreign                                        95      179         188
                                               -----     ----     -------
                                               $ 165     $229     $   203
                                               =====     ====     =======


     The Company's actual provision for income taxes differs from the provision (benefit) computed by applying the statutory federal income tax rate to income
(loss) before income taxes as follows:

                                                 YEAR ENDED DECEMBER 31,
                                               ---------------------------
                                                1995     1996       1997
                                               ------    ----     --------

Tax (benefit) at statutory federal rate         $(95)   $ 106    $(1,514)
State taxes, net of federal benefit               45       26         10
Net operating loss carryforwards                  65     (115)     1,514
Foreign taxes, net of federal benefit             95      179        188
Federal alternative minimum tax                   25       14         --
Other, net                                        30       19          5
                                               -----    -----    -------
Tax provision                                   $165    $ 229    $   203
                                               =====    =====    =======

                           SHERPA SYSTEMS CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (CONTINUED)

The components of net deferred tax assets are as follows:

                                                             DECEMBER 31,
                                                       -----------------------
                                                         1996             1997
                                                       -----------------------
Reserves and allowances                                $   270          $  600
Net operating loss and credit carryforwards              3,862           5,603
Foreign currency losses                                    102             109
Depreciation on property and equipment                     981           1,076
                                                       -------          ------
Deferred tax assets                                      5,215           7,388
Deferred tax liabilities - software development cost   s  (220)           (395)
                                                       -------          ------
                                                         4,995           6,993
Deferred tax asset valuation allowance                  (4,995)         (6,993)
                                                       -------          ------
Net deferred tax assets                                $   --           $  --
                                                       =======          ======

     At December 31, 1997, the Company had net operating loss carryforwards of approximately $13,105 available to offset future federal taxable income, and federal tax credit carryforwards of approximately $634. The Company believes it experienced a "change in ownership" as defined by the Internal Revenue Code, in 1988 which caused a limitation of available net operating loss and tax credit carryforwards generated prior to 1989. The carryforwards expire beginning in 2001 through 2005. If certain substantial changes in the Company's ownership should occur in the future, there would be an additional annual limitation on the amount of the unrestricted carryforwards which can be utilized.

     Based upon the currently available evidence, including the Company's accumulated deficit, lack of carryback capacity to realize deferred tax assets, the annual limitation on the utilization of net operating loss carryforwards, the uncertainty of the market for its products, and other factors, management believes that it is more likely than not that the deferred tax assets will not be fully utilized. Accordingly, the Company has provided a valuation allowance on all of its deferred tax assets.


NOTE 5 - COMMITMENTS AND CONTINGENCIES:

LEASES

     The Company leases buildings, vehicles and certain equipment under noncancelable operating leases which expire between 1998 and 2003. Under the terms of the leases, the Company is responsible for utilities, taxes, insurance and maintenance. Scheduled future minimum lease payments under outstanding operating leases are as follows (in thousands):


YEAR ENDING
DECEMBER 31,                                                AMOUNT
------------                                                ------
 1998                                                       $1,751
 1999                                                        1,587
 2000                                                        1,294
 2001                                                        1,067
 Thereafter                                                  1,676
                                                            ------
                                                            $7,375
                                                            ======

                           SHERPA SYSTEMS CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (CONTINUED)

     Rent expense was $1,362, $1,478, $1,411, $1,055 (unaudited) and $1,088
(unaudited), for the years ended December 31, 1995, 1996 and 1997, and for the nine months ended September 31, 1997 and 1998, respectively. The building leases provide for scheduled rent increases. The total lease commitment is being charged to operations on a straight-line basis.


LITIGATION

     From time to time, the Company is subject to legal proceedings and claims in the ordinary course of business, including claims of alleged infringement of trademarks and other intellectual property rights. The Company is not currently aware of any legal proceedings or claims that the Company believes will have, individually or in the aggregate, a material adverse effect on the Company's financial position or results of operations.


NOTE 6 - PREFERRED STOCK:

     Each share of Series A preferred stock ("Series A") is convertible into one share of common stock, subject to certain antidilution provisions, at the option of the holder or automatically upon the closing of an initial public offering of the Company's common stock at a price equal to or exceeding $3 per share with aggregate proceeds of at least $5,000. At December 31, 1997, the Company reserved 6,000 shares of common stock for issuance upon the conversion of the Series A stock.

     The Series A preferred stockholders are entitled to annual noncumulative dividends of $0.15 per share when, and if, declared by the Board of Directors and are entitled to the number of votes equal to the number of shares of common stock into which such shares of Series A could be converted.

     In the event of liquidation of the Company, the Series A preferred stockholders will receive $1.50 per share plus any declared but unpaid dividends in preference to any distribution to the common stockholders. All amounts in excess of the full liquidation value of the Series A shall be distributed to the common stockholders.

     The Company has the option to redeem any portion of Series A at a price of $1.50 per share, together with all declared and unpaid dividends. As of September 30, 1998 (unaudited), the Company has not exercised its option to redeem any portion of this preferred stock.


NOTE 7 - STOCK OPTION PLAN:

STOCK OPTION PLAN ACTIVITY

     During 1992, the Company's Board of Directors approved the 1992 Stock Option Plan (the "1992 Plan") which enveloped the former 1982 plan and provides for the granting of incentive stock options to employees and nonstatutory stock options to employees and consultants to purchase shares of common stock. In March 1995, the Board of Directors, which administers the 1992 Plan, increased the number of shares reserved for issuance under the 1992 Plan to 1,735 shares, of which 100 shares have been repurchased and are not available for grant. In addition 1,234 shares are reserved under the former 1982 Plan. Stock options are generally granted at exercise prices not less than the fair market value, as determined by the Board of Directors at the grant date. Incentive options generally expire ten years after the grant date. Options vest as determined by the Board of Directors at the date of grant, generally over four years.

                           SHERPA SYSTEMS CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (CONTINUED)

Information with respect to activity under the 1992 Plan is as follows:

                                                                      WEIGHTED
                                                                      AVERAGE
                                                       OPTIONS        EXERCISE
                                                     OUTSTANDING      PRICE
                                                     -----------      --------
Balance at December 31, 1995                          $2,486          $1.50
Options granted                                          405           3.20
Options exercised                                       (107)          1.34
Options canceled                                        (313)          1.86
                                                      ------          -----

Balance at December 31, 1996                           2,471           1.74

Options granted                                          361           4.18
Options exercised                                       (463)          1.08
Options canceled                                        (360)          2.16
                                                      ------          -----

Balance at December 31, 1997                           2,009           2.26

Options granted (unaudited)                              361           4.68
Options exercised (unaudited)                           (231)          1.03
Options canceled (unaudited)                            (212)          2.89
                                                      ------          -----

Balance at September 30, 1998 (unaudited)              1,927          $2.79
                                                      ======          =====

     Using the Black-Scholes option-valuation model, the weighted average minimum value of options granted during 1996 and 1997, and the nine months ended September 30, 1998, was $0.82 and $1.07 and $0.83 (unaudited), respectively.

     The following table summarizes information about employee stock options outstanding at December 31, 1997:


                                                                                      OPTIONS EXERCISABLE
                        OPTIONS OUTSTANDING AT DECEMBER 31, 1997                      AT DECEMBER 31, 1997
                        ----------------------------------------                      --------------------
                                           WEIGHTED
                                           AVERAGE
RANGE OF                                   REMAINING          WEIGHTED                                 WEIGHTED
EXERCISE               NUMBER OF       CONTRACTUAL LIFE        AVERAGE               NUMBER OF         AVERAGE
PRICES                 SHARES               (YEARS)        EXERCISE PRICE             SHARES         EXERCISE PRICE
--------               ---------       ----------------    --------------            ---------      --------------
$1.00-1.25               621                2.20               $1.00                   621               $1.00
 1.50-2.00               784                6.87                2.00                   615                2.00
 3.00-3.75               481                8.93                3.61                   124                3.54
 5.00-5.00               123                9.77                5.00                    --                  --
                       -----                                                         -----
                       2,009                6.09                2.26                 1,360                1.68
                       =====                                                         =====


                           SHERPA SYSTEMS CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (CONTINUED)


     The following table summarizes information about employee stock options outstanding at September 30, 1998 (unaudited):


                                                                                      OPTIONS EXERCISABLE
                        OPTIONS OUTSTANDING AT SEPTEMBER 30, 1998                     AT SEPTEMBER 30, 1998
                        -----------------------------------------                     ---------------------
                                           WEIGHTED
                                           AVERAGE
RANGE OF                                   REMAINING          WEIGHTED                                 WEIGHTED
EXERCISE               NUMBER OF       CONTRACTUAL LIFE        AVERAGE               NUMBER OF         AVERAGE
PRICES                 SHARES               (YEARS)        EXERCISE PRICE             SHARES         EXERCISE PRICE
--------               ---------       ----------------    --------------            ---------      --------------
$1.00-1.25               373                2.19               $1.00                   $ 373             $1.00
 1.50-2.00               686                6.18                2.00                     620              1.99
 3.00-3.75               481                8.33                3.52                     195              2.38
      5.00               387                9.28                5.00                      67              5.00
                       -----                                                           -----

                       1,927                6.58                2.79                   1,255              2.10
                       =====                                                           =====



MINIMUM VALUE DISCLOSURES

     The Company calculated the minimum value of each option grant on the date of grant using the Black-Scholes option pricing model as prescribed by SFAS No. 123 using the following assumptions:


                                                                                       NINE MONTHS
                                           YEAR ENDED DECEMBER 31,                        ENDED
                                   ---------------------------------------             SEPTEMBER 30,
                                   1995            1996               1997                 1998
                                   ----            ----               ----             -------------
                                                                                      (Unaudited)
Risk-free interest rates           6.0%             6.1%              6.1%                4.7%
Expected lives (in years)          5.0              5.0               5.0                 5.0
Dividend yield                     0.0%             0.0%              0.0%                0.0%
Expected volatility                0.0%             0.0%              0.0%                0.0%


     If the compensation cost associated with the Company's stock-based compensation plan had been determined using the minimum value method prescribed by SFAS No. 123, the Company's net loss would have been $500, $111, $4,815, $3,598 (unaudited) and $4,824 (unaudited) for the years ended December 31, 1995, 1996 and 1997 and for the nine months ended September 30, 1997 and 1998, respectively.

     As the determination of the minimum value of options granted for all periods presented is based on the assumptions set forth above, the pro forma disclosures may not be indicative of the pro forma effects of option grants on reported net income (loss) for future years.

                           SHERPA SYSTEMS CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (CONTINUED)


NOTE 8 - PROFIT SHARING PLAN:

     The Company has a Salary Savings Plan (the "Savings Plan") which covers substantially all officers and employees of the Company and was established under Section 401 of the Internal Revenue Code of 1986. The Company's contributions to the Savings Plan are determined at the discretion of the Board of Directors, subject to limits as defined under applicable federal income tax regulations. No contributions were made to the Savings Plan by the Company for the years ended December 31, 1996 and 1997.


NOTE 9 - RELATED PARTY TRANSACTIONS:

     The Company has various notes receivable from shareholders relating to their exercise of options for the Company's Common Stock. These notes bear interest at rates ranging from 5.63% to 6.35% per annum. Principal and accrued interest are generally payable at various dates beginning in 1996 through 2004 or upon termination of employment. At December 31, 1996 and 1997 and September 30, 1998, the principal and accrued interest on these notes, aggregating $106, $113 and $286 (unaudited), respectively, are presented as a reduction of shareholders' equity in the accompanying consolidated financial statements.


NOTE 10 - SALE OF ACCOUNTS RECEIVABLE:

     In 1996 and 1997, the Company had reached an agreement with a bank to sell, without recourse, $1,400 and $1,500 of its accounts receivable. Under the terms of the agreements, the debtor was directed to make payments directly to the bank and the Company retained no further obligations with respect to these accounts. Accordingly, the sales of the accounts receivable are reflected as a reduction of the accounts receivable in the accompanying balance sheet and the proceeds received are included in the cash flows from operating activities in the statement of cash flows. The difference between the carrying amount and the proceeds from the sale of the accounts receivable for the years ended December 31, 1996 and 1997 was $25 and $27, respectively. These amounts are recorded as a loss on the sale of accounts receivable and included in other expenses in the statement of operations.


NOTE 11 - SEGMENT AND GEOGRAPHIC REPORTING:

     The Company operates in one industry segment which includes developing, marketing and implementing product data management software solutions for manufacturing organizations.

     Information about the Company's operations in different geographic locations for the three years ended December 31, 1997 is shown below. The Company's areas of operation outside of the United States are primarily within Europe. Revenues from unaffiliated customers represent total net revenues from the respective geographic areas after elimination of intercompany transactions. Operating profit is net revenues less operating costs and expenses relating to specific geographic areas. Identifiable assets are those assets used in the geographic areas and are reflected after elimination of intercompany balances.

                           SHERPA SYSTEMS CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (CONTINUED)


                                                                                            NINE MONTHS
                                                                                               ENDED
                                          YEAR ENDED DECEMBER 31,                          SEPTEMBER 30,
                                   ---------------------------------------             --------------------
                                     1995              1996            1997              1997           1998
                                   -------           -------          -------          -------        -------
Revenues from                                    (IN THOUSANDS)                             (UNAUDITED)
  unaffiliated customers:
    United States                  $17,337           $20,070          $25,734          $18,537        $15,959
    Europe                           9,456            12,751            9,689            6,814          8,574
                                   -------           -------          -------          -------        -------

                                   $26,793           $32,821          $35,423          $25,351        $24,533
                                   =======           =======          =======          =======        =======
Operating profit (loss):
  United States                    $  (456)          $   159          $(3,847)         $(2,975)       $(5,339)
  Europe                               165               (24)             (95)            (100)         1,578
                                   -------           -------          -------          -------        -------

                                      (291)          $   135          $(3,942)         $(3,075)       $(3,761)
                                   =======           =======          =======          =======        =======
Identifiable assets:
  United States                    $12,427           $16,478          $20,199          $18,814        $15,237
  Europe                             6,713             9,156            3,990            3,083          5,210
                                   -------           -------          -------          -------        -------

                                   $19,140           $25,634          $24,189          $21,897        $20,447
                                   =======           =======          =======          =======        =======


NOTE 12 - SUBSEQUENT EVENTS:

LINE OF CREDIT

     In August 1998, the Company entered into an agreement with a bank to extend the term of the Company's current $5,000 line of credit facility to February 28, 1999, and to waive the December 31, 1997 covenant violations. As part of the Agreement, the equipment term loan availability was removed. The conditions and covenants of the extended line of credit agreement remain unchanged from the previous agreement, which was to expire on August 31, 1998, except that the tangible net worth and liquidity covenants were permanently removed.

ACQUISITION (UNAUDITED)

     In December 1998, Inso Corporation acquired all of the Company's outstanding shares of Common Stock, at which time the Company became a wholly owned subsidiary of Inso Corporation.